                                                       Registration No. ________
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    _____
                                   FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                                    _____
                              BRUSH WELLMAN INC.
            (Exact name of registrant as specified in its charter)

             OHIO                                   34-0119320
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                    17876 St. Clair, Cleveland, Ohio 44110
                       (Address of principal executive
                         offices including zip code)

                          1995 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)
                                    _____

                        Michael C. Hasychak, Secretary
                              Brush Wellman Inc.
                    17876 St. Clair, Cleveland, Ohio 44110
                   (Name and address of agent for service)
                                    _____
                                (216) 486-4200
        (Telephone Number, including area code, of agent for service)
                                    _____

                          CALCULATION OF REGISTRATION FEE
=============================================================================================
Title of                          Proposed maxi-        Proposed maxi-          Amount of
securities to      Amount to be   mum offering          mum aggregate           registration
be registered      registered (1) price per share (2)   offering price (2)      fee
- ---------------------------------------------------------------------------------------------
Common Stock of
the par value of   750,000        $21.0625              $15,796,875             $5,447.20
$1 per share
- ---------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the antidilution provisions of the 1995 Stock Incentive Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on June 26, 1995, within five business days prior to filing.

                        Exhibit Index Appears on Page 6

                                    PART II
                                    -------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents previously filed by Brush Wellman Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1995; and the description of Common Stock contained in the Registrant's Form 10 Registration Statement, File No. 1-7006, and all amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Article IV of the Registrant's Regulations, as amended April 27, 1993 (filed as Exhibit (3b) to Registrant's Form 10-K Annual Report for the year ended December 31, 1994), is incorporated herein by reference.

        Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

        The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.

        Pursuant to the approval of the Board of Directors on February 28, 1989 and of its shareholders on April 25, 1989, the Registrant has entered into, or will enter into, Indemnification Agreements with (a) each Director of the Registrant and (b) such officers, employees and agents of the Registrant as may be designated by the Board of Directors from time to time, as discussed in pages 16 through 18 of the Registrant's Proxy Statement dated March 10, 1989 for its annual meeting held on April 25, 1989 (which discussion is incorporated herein by reference).

ITEM 8. EXHIBITS
        --------

        4.1 Amended Articles of Incorporation, as amended February 28, 1989 (filed as Exhibit (3a) to the Registrant's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference

        4.2 Regulations of Brush Wellman Inc., as amended April 27, 1993 (filed as Exhibit (3b) to Registrant's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference

        4.3 Rights Agreement between the Registrant and Ameritrust Company National Association as amended February 28, 1989 (filed as Exhibit (4b) to the Registrant's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference

         4.4 1995 Stock Incentive Plan (filed as Exhibit A to Proxy Statement dated March 13, 1995), incorporated herein by reference)

         5 Opinion and Consent of Jones, Day, Reavis & Pogue as to the validity of securities registered hereunder, dated June 29, 1995

         23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5 to this Registration Statement)

         23.2 Consent of Ernst & Young LLP, Independent Auditors

         24   Powers of Attorney

ITEM 9.  UNDERTAKINGS
         ------------

         A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 29, 1995.

                                        BRUSH WELLMAN INC.



                                        By: /s/Michael C. Hasychak
                                            -------------------------------
                                            Michael C. Hasychak,
                                            Attorney-in-fact


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Signature                                     Title                   Date
  ---------                                     -----                   ----
*Gordon D. Harnett
 ----------------------------
 Gordon D. Harnett                      President, Chief Executive    June 29, 1995
                                        Officer, Chairman of the
                                        Board and Director
                                        (principal executive
                                        officer)
*Carl Cramer
 -------------------------------------
 Carl Cramer                            Vice President -- Finance,    June 29, 1995
                                        Chief Financial Officer and
                                        Director (principal financial
                                        and accounting officer)

*Albert C. Bersticker
 ------------------------------
 Albert C. Bersticker                   Director                      June 29, 1995

*Dr. Charles F. Brush, III
 ------------------------------
 Dr. Charles F. Brush, III              Director                      June 29, 1995

*David L. Burner
 ------------------------------
 David L. Burner                        Director                      June 29, 1995

*Frank B. Carr
 -------------------------------
 Frank B. Carr                          Director                      June 29, 1995

*William P. Madar
 ------------------------------
 William P. Madar                       Director                      June 29, 1995

*Gerald C. McDonough
 --------------------------
 Gerald C. McDonough                    Director       June 29, 1995

*Robert M. McInnes
 ---------------------------
 Robert M. McInnes                      Director       June 29, 1995

*Henry G. Piper
 -----------------------------
 Henry G. Piper                         Director        June 29, 1995

*John Sherwin, Jr.
 -----------------------------
 John Sherwin, Jr.                      Director       June 29, 1995


        *MICHAEL C. HASYCHAK, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to powers of attorney filed with the Securities and Exchange Commission.

June 29, 1995

                                By: /s/Michael C. Hasychak
                                    -----------------------------------------
                                    Michael C. Hasychak, Attorney-in-fact


                                 EXHIBIT INDEX
                                                                                              Pagination
                                                                                                by
                                                                                               sequential
Exhibit       Exhibit                                                                          numbering
Number        Description                                                                       system
- -------       -----------                                                                       ------
4.1  Amended Articles of Incorporation, as amended February 28, 1989 (filed as Exhibit (3a) to the Registrant's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference

4.2  Regulations of Brush Wellman Inc., as amended April 27, 1993 (filed as
     Exhibit (3b) to Registrant's Form 10-K Annual Report for the year ended
     December 31, 1994), incorporated herein by reference

4.3  Rights Agreement between the Registrant and Ameritrust Company National
     Association as amended February 28, 1989 (filed as Exhibit (4b) to the
     Registrant's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference

4.4  1995 Stock Incentive Plan (filed as Exhibit A to Proxy Statement dated March
     13, 1995), incorporated herein by reference

5    Opinion and Consent of Jones, Day, Reavis & Pogue as to the validity of securities registered hereunder, dated June 29, 1995

23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5 to this Registration Statement)

23.2 Consent of Ernst & Young LLP, Independent Auditors

24   Powers of Attorney





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